Exhibit 99.1

PRESS RELEASE

Curis Provides Second Quarter 2025 Business Update

Management to host conference call and webcast today at 8:30 a.m. ET

LEXINGTON, Mass., August 5, 2025 /PRNewswire/ -- Curis, Inc. (NASDAQ: CRIS), a biotechnology company focused on the development of emavusertib (CA-4948), an orally available, small molecule IRAK4 inhibitor, today reported its financial and operating results for the second quarter ended June 30, 2025.
“We are pleased with our progress in the TakeAim Lymphoma study and are continuing to enroll PCNSL patients in both Part B (BTKi-experienced patients) and Part C (BTKi-naïve patients) to enable accelerated approval filings in the US and EU. We look forward to providing updated data later this year,” said James Dentzer, President and Chief Executive Officer. “We are also excited to add a clinical study of emavusertib in combination with a BTK inhibitor in Chronic Lymphocytic Leukemia, as part of our strategy to expand across CLL and NHL and bring this novel treatment option to broader patient populations with unmet needs. For CLL patients in particular, this could represent a fundamental change in the treatment paradigm, with the potential of an emavusertib-BTKi combination to enable time-limited treatment. We look forward to beginning enrollment later this year."
Operational Highlights
NHL/CLL

•Presented at the 2025 Annual Society of Clinical Oncology (ASCO) meeting the poster titled, Analysis of genetic mutation profile and CNS pharmacokinetics in relapsed/refractory primary CNS lymphoma patients responding to novel emavusertib (IRAK4i) and BTKi combination.
•Continued to enroll relapsed/refractory Primary Central Nervous System Lymphoma (R/R PCNSL) patients in the Company’s TakeAim Lymphoma study which, as a result of discussions with the EMA and FDA, is now enrolling patients to support registration. Emavusertib has been granted orphan drug designation by both the FDA and EMA in PCNSL.
•Adding a proof-of-concept clinical study of emavusertib in combination with a BTKi in 20-30 patients with R/R CLL with the goal of improving upon the current standard of care (BTKi) with its limitations of partial responses and life-long therapy. The combination of emavusertib with a BTKi has the potential to enable patients to achieve complete remission or minimal residual disease (MRD) negativity and time-limited treatment, which would be a paradigm shift in the management of CLL.

Leukemia

•Completed enrollment in the TakeAim Leukemia Phase 1/2 study of emavusertib as a monotherapy in patients with R/R Acute Myeloid Leukemia (AML) or R/R Myelodysplastic Syndrome (MDS) and are following several patients still on study treatment.
•Engaged clinical trial investigators and key opinion leaders at ASCO and European Hematology Association (EHA) 2025 Congress on the design of a head-to-head registrational trial vs.

gilteritinib in R/R AML based upon encouraging data, Preliminary Safety, Efficacy and Molecular Characterization of Emavusertib (CA-4948) in Relapsed/Refractory Acute Myeloid Leukemia Patients, presented by Dr. Eric Winer at the 66th American Society of Hematology (ASH) Annual Meeting and Exposition.
•Engaged clinical trial investigators and key opinion leaders at ASCO and EHA on the design of a Phase 1/2 study in frontline high-risk MDS (hrMDS) in combination with azacitidine based upon encouraging R/R MDS clinical data at ASH 2024 in the poster, Preliminary Safety, Efficacy and Molecular Characterization in Higher-Risk Myelodysplastic Syndrome Patients Treated with Single Agent Emavusertib (CA-4948).
•Ongoing triplet study evaluating different dosing regimens of emavusertib, venetoclax, and azacitidine in frontline AML, with data expected at the 67th ASH Annual Meeting in December.

Corporate
•Completed a registered direct offering and concurrent private placement extending cash runway to the first quarter of 2026.

Upcoming Presentations and Conferences

•Cantor Global Healthcare Conference 2025 – September 2-5, 2025
•H.C. Wainwright 27th Annual Global Investment Conference – September 8-10, 2025

Upcoming Milestones

•Additional data in R/R PCNSL patients from the TakeAim Lymphoma study is expected later this year.

Second Quarter 2025 Financial Results
For the second quarter of 2025, Curis reported a net loss of $8.6 million or $0.68 per share on both a basic and diluted basis as compared to $11.8 million or $2.03 per share on both a basic and diluted basis, for the same period in 2024. Curis reported a net loss of $19.2 million or $1.82 per share on both a basic and diluted basis, for the six months ended June 30, 2025, as compared to a net loss of $23.7 million or $4.08 per share on both a basic and diluted basis for the same period in 2024.

Revenues for the second quarter of 2025 were $2.7 million as compared to $2.5 million for the same period in 2024. Revenues were $5.1 million for the six months ended June 30, 2025, as compared to $4.6 million for the same period in 2024. Revenues consist of royalty revenues from Genentech/Roche's sales of Erivedge®.

Research and development expenses were $7.5 million for the second quarter of 2025, as compared to $10.3 million for the same period in 2024. The decrease was primarily attributable to lower employee related, research, consulting, and clinical costs. Research and development expenses were $16.0 million for the six months ended June 30, 2025, as compared to $19.9 million for the same period in 2024.

General and administrative expenses were $3.5 million for the second quarter of 2025, as compared to $4.8 million for the same period in 2024. The decrease was primarily attributable to lower employee-related and legal costs. General and administrative expenses were $7.5 million for the six months ended June 30, 2025, as compared to $9.7 million for the same period in 2024.

Other expense was $0.3 million for the second quarter of 2025, as compared to other income of $0.7 million for the same period in 2024. The decrease was primarily attributable to a decrease in interest income and an increase in the expense related to the sale of future royalties. Other expense was $0.8 million for the six months ended June 30, 2025, compared to other income of $1.3 million for the same period in 2024.

Curis's cash and cash equivalents totaled $10.1 million as of June 30, 2025, and the Company had approximately 10.7 million shares of common stock outstanding. We believe that our existing cash and cash equivalents, together with the net proceeds of $6.0 million from the July 2025 Offerings, should enable us to fund our existing operations into the first quarter of 2026.

Conference Call and Webcast Information
Curis management will host a conference call today, August 5, 2025, at 8:30 a.m. ET, to discuss the business update and these financial results.

To access the live conference call, please dial 1-800-836-8184 from the United States or 1-646-357-8785 from other locations. To access the webcast login here shortly before 8:30 a.m. ET. The webcast can also be accessed on the Curis website at the Events and Presentations section of the Investors page.

About Curis, Inc.
Curis is a biotechnology company focused on the development of emavusertib, an orally available, small molecule IRAK4 inhibitor. Emavusertib is currently being evaluated in the TakeAim Lymphoma Phase 1/2 study (CA-4948-101) in patients with relapsed/refractory primary central nervous system lymphoma (PCNSL) in combination with the BTK inhibitor ibrutinib, as a monotherapy in the TakeAim Leukemia Phase 1/2 study (CA-4948-102) in patients with relapsed/refractory acute myeloid leukemia (AML) and relapsed/refractory high risk myelodysplastic syndrome (hrMDS), and as a frontline combination therapy with venetoclax and azacitidine in patents with AML (CA-4948-104). Emavusertib has received Orphan Drug Designation from the U.S. Food and Drug Administration for the treatment of PCNSL, AML and MDS and from the European Commission for the treatment of PCNSL. Curis, through its 2015 collaboration with Aurigene Discovery Technologies Limited, has the exclusive license to emavusertib (CA-4948). Curis licensed its rights to Erivedge® to Genentech, a member of the Roche Group, under which they are commercializing Erivedge® for the treatment of advanced basal cell carcinoma. For more information, visit Curis's website at www.curis.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning Curis’s expectations with respect to a potential study of emavusertib in combination with a BTK inhibitor in Chronic Lymphocytic Leukemia (CLL), the timing of such study, and the therapeutic potential of emavusertib in combination with a BTKi to improve treatment outcomes, achieve complete remissions and/or MRD negativity, and/or reduce time on treatment for patients with CLL; Curis’s expectations with respect to enrollment of BTKi naïve and BTKi experienced populations in the TakeAim Lymphoma study; statements regarding updated PCNSL data and the timing of such data from the TakeAim Lymphoma study, and the therapeutic potential and tolerability of emavusertib in patients with PCNSL; statements regarding data from the AML triplet study and the timing of such data; statements concerning research, development, clinical trials and commercialization plans, timelines, anticipated results, use, safety, efficacy, rates and duration of responses, mutations or potential biomarkers, and potential benefits of emavusertib as a monotherapy and/or as a combination therapy in current and/or potential new studies; any statements concerning the design of a head-to-head registrational trial of emavusertib vs. gilteritinib in R/R AML, and the design of a Phase 1/2 study in frontline high-risk MDS (hrMDS) in combination with azacitidine; statements regarding Curis’s anticipated cash runway; and statements of assumptions underlying any of the foregoing. Forward-looking statements may contain the words "believes," "expects," "anticipates," "plans," "intends," "seeks," "estimates," "assumes," "predicts," "projects," "targets," "will," "may," "would," "could," "should," “likelihood”, "continue," "potential," “opportunity,” "focus," "strategy," "mission," or similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different from those indicated by such forward-looking statements. Curis may experience adverse results, delays and/or failures in its drug development programs and may not be able to successfully advance the development of its drug candidates in the time frames it projects, if at all. Curis's drug candidates may cause unexpected toxicities, fail to demonstrate sufficient safety and efficacy in clinical studies and/or may never achieve the requisite regulatory approvals needed for commercialization. Notably, Curis may not achieve its project timeline to enroll patients and submit regulatory filings for emavusertib in PCNSL and/or other potential indications. The safety and efficacy data results from the TakeAim Lymphoma study of emavusertib in PCNSL may not be sufficient for Curis to successfully achieve conditional marketing authorization from the EMA or accelerated approval from the FDA for emavusertib. Favorable results seen in preclinical studies and early clinical trials of Curis's drug candidates may not be replicated in later trials. Curis is dependent on the success of emavusertib and any delays in the development of emavusertib could have a material adverse effect on its business. There can be no guarantee that the collaboration agreement with Aurigene will continue for its full term, or the CRADA with NCI, that Curis or its collaborators will each maintain the financial and other resources necessary to continue financing its portion of the research, development and commercialization costs, or that the parties will successfully discover, develop or commercialize drug candidates under the collaboration. Regulatory authorities may determine to delay or restrict Genentech's and/or Roche's ability to continue to commercialize Erivedge in basal cell carcinoma. Competing drugs may be developed that are superior to Erivedge or generic versions may compete with Erivedge. In connection with its agreement with Oberland Capital, Curis faces risks relating to the transfer and encumbrance of certain royalty and royalty-related payments on commercial sales of Erivedge, including the risk that, in the event of a default by Curis or its wholly-owned subsidiary, Curis could lose all retained rights to future royalty and royalty-related payments, Curis could be required to repurchase such future royalty and royalty-related payments at a price that is a multiple of the payments it has received, and its ability to enter into future arrangements may be inhibited, all of which could have a material adverse effect on its business, financial condition and stock price. Curis will require substantial additional capital to fund its business. Based on its available cash resources, it does not have sufficient cash on hand to support current operations within the next 12 months from the date of this press release. Curis will require substantial additional funding in the immediate term to fund the development of emavusertib through regulatory approval and commercialization, and to support its continued operations. If it is not able to obtain sufficient funding, it will be forced to delay, reduce in scope or eliminate the development emavusertib, including related clinical trials and operating expenses, potentially delaying the time to market for, or preventing the marketing of, emavusertib, which could adversely affect its business prospects and its ability to continue operations, and would have a negative impact on its financial condition and its ability to pursue its business strategies. Curis faces substantial competition. Curis and its collaborators face the risk of potential adverse decisions made by the FDA, EMA and other regulatory authorities, investigational review boards, and publication review bodies. Curis may not obtain or maintain necessary patent protection and could become involved in expensive and time-consuming patent litigation and interference proceedings. Unstable market and economic conditions, natural disasters, public health crises, political crises and other events outside of Curis's control, including its ability to regain and maintain its listing on the Nasdaq Capital Market, could significantly disrupt its operations or the operations of third parties on which Curis depends and could adversely impact Curis's operating results and its ability to raise capital. Other important factors that may cause or contribute to actual results being materially different from those indicated by forward-looking statements include the factors set forth under the captions "Risk Factor Summary" and "Risk Factors" in our most Form 10-Q and Form 10-K, and the factors that are discussed in other filings that we periodically make with the Securities and Exchange Commission. In addition, any forward-looking statements represent the views of Curis only as of today and should not be relied upon as representing Curis's views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by law.

For further information:

Investor Relations: IR@curis.com

CURIS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues, net	$2,749	$2,546	$5,129	$4,632
Operating expenses:
Cost of royalties	16	12	30	59
Research and development	7,458	10,254	15,997	19,871
General and administrative	3,526	4,792	7,510	9,683
Total operating expenses	11,000	15,058	23,537	29,613
Loss from operations	(8,251)	(12,512)	(18,408)	(24,981)
Total other income (expense)	(342)	709	(801)	1,302
Net loss	$(8,593)	$(11,803)	$(19,209)	$(23,679)
Net loss per common share (basic and diluted)	$(0.68)	$(2.03)	$(1.82)	$(4.08)
Weighted average common shares (basic and diluted)	12,627,640	5,818,416	10,572,182	5,801,000

CURIS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)
(In thousands)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$10,138	$19,997
Restricted cash	544	544
Accounts receivable	2,752	3,349
Prepaid expenses and other assets	4,145	4,999
Property and equipment, net	130	231
Operating lease right-of-use asset	2,543	3,163
Goodwill	8,982	8,982
Total assets	$29,234	$41,265

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued liabilities	$10,754	$10,135
Operating lease liability	2,309	2,954
Liability related to the sale of future royalties, net	30,157	34,174
Total liabilities	43,220	47,263
Total stockholders' deficit	(13,986)	(5,998)
Total liabilities and stockholders' deficit	$29,234	$41,265